Exhibit 99.1

KULR Technology Group Delivers Customized Battery Solution for U.S. Army, Enhancing Tactical Command Operations

SAN DIEGO / GLOBENEWSWIRE / April 10, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), an innovator in energy management systems, proudly announces the successful delivery of its custom-designed KULR ONE battery packs to the United States Army, a crucial step in bolstering the longevity and efficiency of Uninterruptible Power Supplies ("UPS") in tactical command settings.

Under a multi-year contract, KULR has achieved a significant milestone by tailoring its KULR ONE battery pack specifically for the Army’s effort to modernize future command posts. This specialized pack combines high-performance 21700 power cells with state-of-the-art thermal management technology to enhance propagation resistance while minimizing size and weight. The customization has resulted in an impressive 80% improvement in UPS run times, providing a strategic edge in tactical command operations.

Michael Mo, CEO of KULR, expressed his pride in the project's success: “Delivering these customized battery packs to the United States Army represents a significant achievement for KULR. It underscores our commitment to developing specialized solutions that meet the exacting needs of our clients, particularly in critical, high-stakes environments. The KULR ONE pack exemplifies our dedication to innovation, safety, and performance in energy management.”

The Army is appraising the custom KULR ONE battery packs for their next-generation command posts, aiming to significantly improve mobility and survivability. These assessments are critical to optimizing the use of these advanced energy solutions. KULR remains closely involved, supporting the Army's mission to enhance the efficiency and durability of its operational capabilities. This effort emphasizes KULR's significant impact on battery technology innovation, reinforcing its commitment to supplying specialized, high-caliber energy solutions for vital tactical needs.

For more information about KULR Technology Group and its specialized energy solutions, please visit https://www.kulrtechnology.com/.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

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